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                              ENGAGEMENT AGREMENT
                   By and Between Kit Bromley & Company, Inc.
                          (Business Development); and,
                           Cyntech Technologies, Inc.


         THIS ENGAGEMENT AGREEMENT (hereinafter referred to as "Agreement") is entered into on this 3rd day of April, 1999 by and between Cyntech Technologies, Inc., a corporation promulgated under the laws of the State of UTAH, and all Subsidiaries, Successors, Affiliates, Designees, Legatees, and Assign(s), whose primary place of business is 4305 Derbyshire Trace SE, Conyers, GA 30094-4258 (hereinafter referred to as "CLIENT") and Kit Bromley & Company, Inc. and/or Assign(s), (hereinafter referred to as "CONSULTANT").

1.       INFORMATION RE: CLIENT

         CLIENT's  address is:                    4305 Derbyshire Trace SE,
                                                  Conyers, GA 30094-4258

         CLIENT's telephone number is:            Office: (770) 762-8732
         CLIENT's Electronic Mail Account is:     upgas@aol.com
         CLIENT's authorized Agent(s):            R. Frank Meyer, CEO

2.       SERVICES TO BE PROVIDED BY CONSULTANT

         CLIENT retains CONSULTANT to provide business development services regarding CLIENT, expressly Cyntech Technologies, Inc. as follows: (1) Initial Independent Due Diligence Compilation and Review; (2) Compilation of certain business development documents including (i) High Level Comprehensive Business Plan as related directly to CLIENT's initial core operations, including (1) feasibility study; (2) capital requirement study; (3) pro-forma cash flow statements; (4) pro-forma income statements; (5) pro-forma balance sheet; (6) Executive Summary; (7) Synopsis of Operations; (8) Current and Past Financial Statements to be provided by CLIENT; and, (ii) Perform those functions deemed necessary to the success of the aforementioned duties and agreed upon in writing by the Parties. Those documents and related work product referenced in Section 2(i) above shall be provided one (1) original to CLIENT in both print copy and on floppy disk tandem upon completion of said services aforementioned.


3.       COOPERATION OF CLIENT

         CLIENT understands that CONSULTANT cannot work effectively on CLIENT's behalf without CLIENT cooperation and lack of cooperation may result in higher fees, time delays, and possibly termination of this agreement. CLIENT agrees to
(a) Provide CONSULTANT with an address and telephone number(s) at which all authorized Agents of CLIENT can be reached, and immediately inform CONSULTANT of all changes; (B) Notify CONSULTANT immediately if CLIENT receives or comes into possession of material information or knowledge of any material omissions or material errors in connection with the operations of CLIENT or the Securities Offering or bridge financing aforementioned in section two (2); (c) Promptly provide all documentation and information as requested by CONSULTANT; (d) Make all related parties available for telephone and office consultations and/or inquires as well as other related activities; (e) Promptly advise CONSULTANT of all events or changes of circumstances which may effect CLIENT's material standing; (f) Do all things reasonably necessary for the preparation, expedition, and execution of this matter; (g) Be truthful with CONSULTANT; (h) Pay CONSULTANT on time.

4.       RATE OF CONSULTING FEES

         CLIENT agrees to pay a flat, previously agreed rate for business development services and activities (as further defined in Section 2 hereinabove) spent on this matter by CONSULTANT. CONSULTANT's rate is $60,000.00 for such services performed as referenced in Section 2 above. It is understood that time is of the essence in this undertaking. Usual office hours are 10:00AM PST to 6:00PM PST on weekdays except for holidays.



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         Payment of fees shall be as follows:

         1. The sum of $300,000USD to be paid to and received by CONSULTANT no later than the 15th of April, 1998;

         2. The sum of $300,000USD to be paid to and received by CONSULTANT no later than the 15th of May, 1998;

Said retainer sum referenced hereinabove is to be paid to and received by CONSULTANT from CLIENT immediately upon receipt of the aforesaid funds by CLIENT or directly from the established escrow account established for the purpose of collecting such funds. Client hereby stipulates to the express utilization of an escrow account of mutual approval for the purpose of receiving and disbursing all funds raised for the benefit of CLIENT during the term of this Agreement. If CLIENT shall become materially delinquent in excess of seven (7) calendar days in any payment hereinabove, all services shall cease and the full retainer shall become due and payable to CONSULTANT immediately. Further, upon material delinquency in payment for services rendered By CONSULTANT for the benefit of CLIENT, CONSULTANT may pursue all injunctive relief necessary and CLIENT hereby expressly waives the posting of any or all bond inherent to such relief, for the sole purpose of collecting such fees. This rate set forth above covers general office work, conferences, research, telephone calls and for any other tasks associated with the above referenced matter. CLIENT agrees to arrange and pay for on a timely and expeditious manner, at CONSULTANT's prudent request, all necessary travel and lodging arrangements, round trip basis (ie., from portal to portal) in connection with the above referenced matter. CLIENT hereby acknowledges that CONSULTANT, as a courtesy and in good faith and trust, shall initiate said services referenced hereinabove prior to the receipt of any funds, and that CONSULTANT shall bear certain economic and monetary risk on behalf of CLIENT.

5.       COSTS AND EXPENSES

         In addition to paying Consultant's fee as defined in Section 4 of this Agreement, CLIENT shall reimburse CONSULTANT for any and all extraordinary costs and expenses Consultant may incur that is agreed by CLIENT to be outside the context of general office work covered by Section 4 above. These extraordinary other costs and expenses are to be confirmed and when possible, in writing, with all necessary proof provided, prior to CLIENT disbursing the funds in a prudent and timely manner. CLIENT shall be obligated to pay only those expenses that are incurred with CLIENT's consent and/ or implied consent, All promotional activities, entertainment expenses, legal fees, deposits, engagement and/or commitment fees, and all other costs and expenses to be disbursed on behalf of CLIENT for CLIENT's benefit shall be disbursed directly by CLIENT in a prudent and timely manner or if CONSULTANT is to advance such costs, at the sole discretion of CONSULTANT, CLIENT shall reimburse CONSULTANT for such costs upon request by CONSULTANT. CONSULTANT shall have no obligation to advance any sums for costs. Further, CLIENT agrees to retain and/or engage any or all additional legal and accountancy counsel referred by CONSULTANT for matters being undertaken by CONSULTANT for the benefit of CLIENT. CLIENT recognizes that if s/he fails to provide funds for costs when requested by CONSULTANT, actions necessary or helpful to CLIENT's matter may not be taken.

6.       STATEMENTS AND LIABILITY FOR CHARGES

         CONSULTANT shall submit statements if any outstanding balances exist, to CLIENT indicating the current status of the account and such balances due and payable to CONSULTANT for services rendered. CLIENT should review these statements carefully. If CLIENT does not notify CONSULTANT within forty-eight
(48) hours of CLIENT's receipt of the statements of any objections CLIENT may have to the statement, CONSULTANT will assume that CLIENT approves of the services rendered and charges. In reliance on that implied approval, CONSULTANT will continue to render services pursuant to the terms of this Agreement provided that a method of resolving all outstanding balances to be paid to CONSULTANT is agreed to solely by CONSULTANT prior to the re-initiation of said services.

         All additional fees in excess of retainer are to be paid on the first and the fifteenth of every month in respective amounts. CLIENT is liable to CONSULTANT for all actual services rendered and costs associated therewith at the time services are rendered or costs are incurred. CLIENT shall pay CONSULTANT's statements as indicated on the statement received. CLIENT shall pay statement in full each billing statement.

7.       DELINQUENCY OF STATEMENTS

         The statements are due and payable immediately upon receipt unless other specific written arrangements have been made. If any charges are not paid as required by billing statement, they will be considered delinquent. In such event, CLIENT shall pay a late payment charge equal to one percent (1%) of the fees and costs in arrears for each month in which any of the fees remain unpaid. This late payment charge is intended as liquidated damages for failure to pay fees when due, and represents from time fees are withheld plus reasonable administrative costs of collecting and accounting for unpaid fees. CLIENT understands and acknowledges that separate calculation of actual damages for each instance of late payment would be extremely difficult and impractical, and further acknowledges that the foregoing provision for liquidated damages is reasonable under the circumstances existing as of the date of this Agreement.

         In the event that CONSULTANT is required to enforce the terms of this Agreement or if same must be referred to a collection agency for collection, the prevailing party shall also receive reimbursement for attorney's fees and court costs expended.

8.       DISCHARGE AND WITHDRAWAL

         CLIENT may discharge CONSULTANT at any time for the following: felony conviction, bankruptcy, material unremedied breach of the terms and conditions of this Agreement, breach of fiduciary duty, or any proven unlawful or unethical activities, provided that final payment for any outstanding balances are received in full with written notice of termination.

         CONSULTANT may not withdraw without CLIENT's consent unless CLIENT materially breaches the terms of this Agreement, CLIENT's failure to pay CONSULTANT fees, CLIENT's refusal to cooperate with CONSULTANT or to follow CONSULTANTs advice or requests on any material matter, or any other CLIENT

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action,  in  action,  or  caused   circumstance  by  CLIENT  that  would  render
CONSULTANT's services unlawful or unethical, felony conviction or indictment, bankruptcy, any proven unlawful or unethical activities by CLIENT. Furthermore, upon CONSULTANT's withdrawal for Good Cause, CLIENT shall forfeit any or all remaining retainer balance, or if any future retainer payments have not come due at the time of CONSULTANT's withdrawal for Good Cause, such retainer payments shall immediately become due, payable, and immediately forfeited by CLIENT to CONSULTANT.

9.       INDEMNIFICATION

         The CLIENT agrees to indemnify and hold harmless CONSULTANT, and his affiliates, agents, subsidiaries, successors, predecessors, legatees, designees, representatives, employees, and assigns from and against any and all Losses of CLIENT, directly or indirectly, as a result of, or based upon or arising from
(i) any inaccuracy in or breach of non-performance of any of the representations, warranties, covenants, or agreements made by the CLIENT in or pursuant to this Agreement, or (ii) any other matter as to which the CLIENT in other provisions of this Agreement has agreed to indemnify CONSULTANT.

         The CLIENT agrees to indemnify, defend, and hold harmless the CONSULTANT , including but not limited to, the following: (i) any Tax payable by or on behalf of the CLIENT or any of its Affiliates, (ii) any deficiencies in any Tax payable by or on behalf of the CLIENT or any of its Affiliates arising from any audit by any taxing agency or authority, (iii) Taxes of any member of a consolidated or combined tax group of which the CLIENT or any of its Affiliates is, or was at any time, a member, for which CONSULTANT is jointly or severally liable as a result of inclusion in such group, (iv) any claim or demand for reimbursement or indemnification resulting from any transfer by the CLIENT of any Tax benefits or credits to any other Person, and (v) any Tax liabilities arising out of the transfer of the Shares.

         The CLIENT shall have the responsibility for, and the right to control, at the CLIENT's expense, the audit (and disposition thereof) of any Tax Return and to participate in and approve the disposition of the audit of any tax return if such audit or disposition thereof could give rise to a claim for indemnification hereunder. CONSULTANT shall have the right directly or through its designated representatives, to review in advance and comment upon a submissions made in the course of audits or appeals thereof to any Governmental Entity and to approve the disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of the CLIENT as to which CONSULTANT is jointly or severally liable as a result of inclusion in such group. Any party seeking indemnification with respect to any Loss shall give notice to the party required to provide indemnity hereunder ( the "Indemnifying Party").

         If any claim, demand, or liability is asserted against any third party against an Indemnified Party, the Indemnifying Party shall upon written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity, but the Indemnified Party shall have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained to the extent provided herein. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. Each Party hereto, to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment against an Indemnified Party shall be conclusive against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims, which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense and necessary or appropriate for such defense.

         This Section 9 shall survive any termination of this Agreement. This indemnification shall further survive the termination and term of this Agreement and shall remain in effect for a period of the late of (i) two years after the termination or term of this Agreement or (ii) such time as CONSULTANT believes, in the exercise of reasonable discretion, that the risk of Losses to the CONSULTANT hereunder is not material to CONSULTANT (the "Indemnification Period"). Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved by the end of any applicable limitation period shall continue to be covered by this Section 10 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid. The CLIENT agrees to notify CONSULTANT of any liabilities, claims or misrepresentations, breaches or other matters covered by this Section 9 upon discovery or receipt of notice thereof ( other than from CONSULTANT ). This Section 9 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

10.      COVENANTS, REPRESENTATIONS, AND WARRANTIES OF CLIENT AND PRINCIPALS

         10.01. CLIENT and its PRINCIPALS hereby jointly covenant, represent and warrant to and with the CLIENT, the fulfillment and accuracy of each covenant, representation and warranty hereinbelow, and further agree and covenant that each such covenant, representation, and warranty is a condition precedent to CLIENT's obligations pursuant to this Agreement, and further that all such covenants, representations, and warranties shall survive the execution of the Agreement. CLIENT and its PRINCIPALS hereby covenant, represent, and warrant:

         (a) CLIENT is a Corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, has all necessary powers to own its properties and to carry on its business as now owned and operated by it and is duly qualified to conduct business in the State of Colorado, and is in the process of obtaining good standing in all other jurisdictions where its business requires it to be so qualified and in good standing.

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         (b) The persons signing this Agreement as its PRINCIPALS  own,  whether of record. or beneficially, directly or indirectly, a majority of the common stock, voting rights, and equitable interest in the CLIENT.

         (c)      The CLIENT has no subsidiaries.

         (d) The CLIENT is not a registered and reporting COMPANY under the Exchange Act.

         (e) The execution and delivery of this Agreement, the issuance of the Shares by the CLIENT to CONSULTANT and the compliance by the CLIENT with all the provisions of this Agreement (i) are within the corporate power and authority of the CLIENT, (ii) do not require the approval or consent of any stockholders of the CLIENT, and (iii) have been authorized by all requisite proceedings on the part of the CLIENT. Assuming due execution and delivery of this Agreement by CLIENT, this Agreement is a valid, legal, and binding obligation of CLIENT enforceable in accordance with its terms except (a) only as the CLIENT's obligations may be affected by bankruptcy, insolvency, reorganization or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (b) that the remedies of specific performance, injunction, and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses, and the discretion of the court before which any proceeding therefore may be brought.

         (g) The total outstanding obligations of the CLIENT do not exceed the sum of $1,000,000.00 owed to various creditors, and other operating expenses.

         (h)  The  CLIENT  does  not  have  any  accounts   payable   except  as
specifically set forth herein.

         (i) The CLIENT does not have any material liabilities, whether accrued, contingent or otherwise, and whither due or to become due, probable of assertion or not, except liabilities that are reflected or disclosed herein.

         (j) Except as otherwise set forth herein or previously disclosed to CONSULTANT, there are no Orders or Actions pending, or, to the best knowledge of the CLIENT, threatened, against or affecting the CLIENT or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on the business, on the CLIENT's ability to perform under this Agreement, or any aspect of the transactions contemplated by this Agreement. Except as otherwise set forth herein, there are no matters for which the CLIENT has received any notice, claim or assertion, or, to the best knowledge of the CLIENT, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting the CLIENT or any director, officer, employee, agent, or representative of the CLIENT or any other Person, nor to the best knowledge of the CLIENT is there any reasonable basis therefore.

         (k) Minute Books. The minute books of the CLIENT accurately reflect all actions and proceedings taken to date by the respective shareholders, boards of directors and committees of the CLIENT, and such minute books contain true and complete copies of the charter documents of the CLIENT and all related amendments. the stock record books of the CLIENT reflect accurately all transactions in the capital stock of the CLIENT.

         (l) Accounting Records. The CLIENT has records that accurately and validly reflect their respective transactions, and accounting controls sufficient to insure that such transactions are executed in accordance with management's general or specific authorization.

         (m) Insurance. True copies of all insurance policies of the CLIENT have been made available for review by, or delivered to, CONSULTANT.

         (n) Permits. To the best knowledge of the CLIENT, the CLIENT holds all Permits that are required by a Governmental Entity to permit it to conduct business as now conducted, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. No suspension, cancellation, or termination of any such Permits is threatened or imminent.

         (o) Compliance with Law. To the best knowledge of the CLIENT, the CLIENT is organized and has conducted business in accordance with applicable Laws, and the forms, procedures and practices of the CLIENT are in compliance with all applicable Laws, in all material respects.

         (p) Accuracy of Information. To the best knowledge of the CLIENT, none of the information supplied or to be supplied on behalf of the CLIENT (i) to any Person for inclusion in any document or application filed with any Governmental Entity having jurisdiction over or in connection this Agreement; or (ii) to CLIENT, its agents or representatives in connection with this Agreement or negotiations leading up to this Agreement did contain, or at the respective time such information was delivered, will contain any untrue statement of material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any such information at any time subsequent to delivery and prior to the execution of this Agreement becomes untrue or misleading, in any material respect, the CLIENT will promptly notify CONSULTANT in writing of such fact and reason for such change.

11.      CONFLICTS OF INTEREST

         CLIENT hereby acknowledges that CONSULTANT may have material relationships with NASD member Broker/Dealers or other entities and may have and hold current NASD licenses through and by certain NASD member firms independent

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of CONSULTANT's outside business  activities;  which is not represented to be by and through such NASD member. CLIENT further acknowledges that services performed herein are independent of said NASD members as outside business practices and as such, shall be disclosed as required by regulatory authorities and CLIENT herein waives all potential conflicts of interests arising from said services, this Agreement, or material relationships herein described or with any other entity past, current, or future that may or may not be in direct competition or conflict with CLIENT.

12.      NON-EXCLUSIVITY BY CONSULTANT / EXCLUSIVITY BY CLIENT

         CLIENT hereby acknowledges that CONSULTANT may have material relationships with other CLIENTs as Retainors for similar services past, currently, or in the future. CLIENT hereby waives all rights to exclusive representation by CONSULTANT unless otherwise agreed by the parties in writing. CLIENT hereby agrees that CLIENT shall be exclusive to CONSULTANT with regards to the services performed pursuant to Section 2 hereof, in whole or in part, for a period of sixty (60) months following the execution of this Agreement, at the annual rate expressly referenced in Section 4 of this Agreement. In the event that Section 4 is modified or amended at a later date, the original, non-modified, non-amended Section 4 hereunder shall be utilized solely for reference under this Section 13 hereof. In the event that CLIENT desire to utilize a third party for such services referenced in Section 2 hereunder, CLIENT must obtain express prior written consent from CONSULTANT prior to engaging any third party for said services.

13.      GOVERNING LAW

         This Agreement shall be interpreted and governed by applicable commercial and civil law of the State of California. In the event that any Party hereto be domiciled in a jurisdiction other than the State of California, that certain Party hereby waives all rights and privileges under such jurisdiction and further stipulates solely to the State of California for jurisdiction of prevailing law.

14.      CHOICE OF LAW; BINDING ARBITRATION AS EXCLUSIVE REMEDY

         Should a dispute or controversy arise relating in any way to this Agreement, or to the rights and responsibilities set forth hereunder, the CONSULTANT and the CLIENT shall make a reasonable attempt to settle the matter amicably between themselves. Notwithstanding remedy(s) referenced in Section 4 hereinabove, failing such settlement, any action to enforce or interpret this Agreement, or to resolve disputes between the CONSULTANT and the CLIENT shall be settled by binding arbitration in the State of California, in accordance with the rules of the American Arbitration Association. Any such Arbitration shall take place in Los Angeles, California, and shall be conducted by a single arbitrator.

         The decision of the Arbitrator shall be final and binding. Either party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. The substantive law of the State of California shall be applied by the Arbitrator to the resolution of the dispute. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration.

         All decisions of the Arbitrator shall be final, binding, and conclusive on all parties. The Arbitrator shall award to the prevailing party, or parties, attorney fees, costs, and expenses incurred in connection with the arbitration, unless the arbitrator, in its reasonable discretion, determines such an award to be unjust. Any award rendered by the Arbitrator, including an award of costs and attorney's fees, may be enforced in any court having jurisdiction over the person against whom the award is rendered. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The Arbitrator (if permitted under applicable law), or such court, may issue a writ of execution to enforce the Arbitrator's decision.

REGARDING SUCH ARBITRATION, THE PARTIES UNDERSTAND THE FOLLOWING:

         - the parties are waiving their right to a jury trial and their right to seek remedies available in court proceedings;

         -  pre-arbitration   discovery  is  generally  more  limited  than  and
different from court proceedings;

         - the arbitrator's award is not required to include factual findings or legal reasoning; and,

         - any party's right to appeal or to seek modification of the award is strictly limited and the award is final and binding on the parties.

15.      REMEDIES CUMULATIVE

         All rights and remedies of either party hereunder are cumulative and are in addition to and shall not exclude any other right or remedy allowed by law. All rights and remedies may be exercised concurrently.

16.      NON-DISCLOSURE AND NON-CIRCUMVENTION

         The Parties hereto agree to abide by and adhere to the principles of non-disclosure, non-circumvention, and ethical business practices, and each further agrees not to disclose the nature or extent of the transactions or

      INITIALS_______, _____________ DATE INITIALS________, ________ DATE

                              Page 6 of 8 Inclusive

business opportunities involved, so that the confidentiality and proprietary nature of the information obtained by all parties shall be maintained for a period of Five (5) years unless otherwise waived in writing by CLIENT. Upon material breach of this Section 17 by CLIENT, CONSULTANT may pursue all injunctive relief necessary and CLIENT hereby waives the posting of any or all bond inherent to such relief, for the sole purpose of preventing any further breach.


17.      MUTUAL FIDELITY

         Each of the Parties hereto shall deal with the other Parties hereto in all matters relating to the above services with the fullest degree of fiduciary responsibility to each other to this Agreement. Each party shall give all material information, documents, and contracts (or copies thereof) as necessitates to the above-mentioned matter.


18.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which is considered to be an original, but all of which together are one and the same document. Any changes, handwritten or otherwise, must be signed by all signatories, or successor(s) or assign(s) thereto.

19.      CAPTIONS

         The captions appearing in this agreement have been inserted for reference only and as a matter of convenience no way define, limit, or enlarge the scope or meaning of this Agreement or any provision thereof.


20.      NOTICES

         All notices, demands, requests and other communications under this Agreement shall be in writing, shall be considered to have been given and received if delivered by certified mail return receipt requested, postage prepaid, or by overnight courier to the following addresses:

If  to CONSULTANT:                  Kit Bromley & Company, Inc.
                                    Business Development
                                    25876 The Old Road Suite 240
                                    Valencia, CA 91381

If  to CLIENT:                      Cyntech Technologies, Inc. and Successors
                                    4305 Derbyshire Trace SE
                                    Conyers, GA 30094-4258
                                    Attention:       R. Frank Meyer, CEO

21.      INUREMENT

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, designees, successors, and permitted assigns.

22.      WAIVER

         No waiver of any terms or conditions of this Agreement shall be binding or effective for any purpose unless expressed in writing and executed by the party consenting the waiver.

23.      ENTIRE AGREEMENT

         The provisions  described herein are the entire  Agreement  between the parties and supersede all previous communications, representations, and agreements whether verbal or written between the parties regarding the subject matter hereof.

24.      SUCCESSORS AND ASSIGNS

         This agreement shall be binding upon the successor and assigns of each of the parties.

25.      GENDER, TENSE, ETC,

         Whenever the masculine, feminine or neuter genders are use herein, as required by the specific context or particular circumstance, they shall include each of the other genders as appropriate. Whenever the singular or plural numbers are used, they shall be deemed to be the other as required. Wherever the past or present tense is utilized in this Agreement and the context or circumstances require another interpretation, the present shall include the past and the future, the future shall include the present, and the past shall include the present.

      INITIALS_______, _____________ DATE INITIALS________, ________ DATE

                              Page 7 of 8 Inclusive


26.      SPECIFIC PERFORMANCE; SEVERABILITY

         CLIENT hereby acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement were not performed CLIENT in accordance with their specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is expressly agreed by CLIENT that CONSULTANT shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which CONSULTANT may be entitled at law or equity, and CLIENT that is pursued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by CONSULTANT, the party bringing such action. Should any part of this Agreement be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder of the agreement, which shall continue in full force and effect. Further, the Parties hereby agree to immediately adopt, in writing, a substitute provision designed to implement the Parties original intent herein, while fully complying with the rule, statute, or ruling under which the previous provision was stricken or unenforceable.

27.      DISPOSITION OF INTELLECTUAL PROPERTY

         All work product produced by CONSULTANT hereunder shall remain the sole property of CONSULTANT and all rights of ownership shall be exclusive and sole to CONSULTANT. All work product referenced herein may not be reproduced, disseminated, quoted, replicated, published, or transmitted in whole or in part and all rights are reserved expressly and solely by CONSULTANT for such work product. Said work product may be copyrighted or seek similar intellectual property protection afforded to CONSULTANT under this express provision.

28.      TELEFAX ACCEPTANCE

         In the interest of saving time, this Agreement, any extensions or modifications or supporting documentation shall be deemed to be an original if executed and accepted or compliance therewith by telefax. AN EXECUTED TELEFAX COPY OF THIS AGREEMENT IS A LEGALLY BINDING AGREEMENT. Said copy of originating telefax is to be mailed or via courier to the receiving party within seventy two
(72) hours from the time of transmission.

         IN WITNESS WHEREOF, the Parties hereto, through their authorized signatories, have executed this Agreement in multiple counterparts and have set their hands to same, intending to be legally bound thereby, as of the day and year above written.



CONSULTANT:       Kit Bromley & Company, Inc.                 CLIENT: Cyntech Technologies, Inc.
and Successors and/or Assigns                                 Successors and/or Assigns
_______________/s/__________________                          _____________/s/_________________
Authorized Agent: Kit Bromley, Managing Director              Authorized Agent: R. Frank Meyer, CEO


      INITIALS_______, _____________ DATE INITIALS________, ________ DATE

                                  EXHIBIT "A"

                              Page 1 of 5 Inclusive
                      NON-CIRCUMVENTION, CONFIDENTIALITY &
                            NONDISCLOSURE AGREEMENT

This Non-circumvention, Confidentiality & Nondisclosure Agreement (hereinafter, the "Agreement") is made this 15th day of July 1999, by and among, Kit Bromley & Co., Inc.; Christopher S. Bromley, jointly and severally, located at 25876 The Old Road Suite 240; Valencia, CA 91381 and :

         Company Name and Address

1.    Centech Technology Group, Inc.:  4305 Derbyshire Place; Conyers, GA 30094


Regarding any potential business transactions or relationships.

Whereas, the parties are mutually desirous of exploring and/or transacting various business transactions in cooperation with one another for their mutual benefit and, whereas the parties recognize that in order to explore the possibility of entering into various business transactions it may be necessary to share with one another confidential and proprietary information. The parties therefore agree and understand that the disclosure of any proprietary or confidential information with one another shall not constitute a waver of trade secret status for any such information. It is further agreed that neither party will use, for its own benefit or the benefit of any third party, the confidential or proprietary information supplied to it by the other party, or learned by it in the course of dealing with the other party. Such information may be used only with the written authorization of the other party, and only within the scope of that authorization.

Both parties agree to keep the confidential or proprietary information of the other party, whether such information is discovered or disclosed, as strictly confidential and secret. Neither party shall have the power or authority to reveal the confidential or proprietary information of the other without specific written authorization signed by the other party. Neither party shall have the power or authority to wave the protected or trade secret status of the confidential or proprietary information of the other party.

The parties hereby acknowledge, and intend to establish by this agreement, a fiduciary relationship which is limited to the mutual nondisclosure, and non-use, of the confidential, proprietary, or sensitive information which they may disclose to one another or which might otherwise be learned by the parties through there dealings with one another.

The parties understand and agree that the confidential and proprietary information of each of them includes the names of their customers, investors, financiers, suppliers, and persons or entities which are in privity of contract with a party to this agreement. The parties further understand and agree that the confidential and proprietary information of each of them includes the names

                          Initials:1._______2._______

                                  EXHIBIT "A"

                              Page 2 of 5 Inclusive


of persons and entities which are their prospective; customers, investors, financiers, suppliers, and persons or entities which are in the process of negotiating contracts with a party to this agreement, when such prospective relationship is known or disclosed to the other party.

The parties understand and agree that each of them has spent considerable time effort and expense in developing their respective industry contacts, including, but not limited to, contacts which are of assistance in investor relations, finance, customer relations, marketing, and distribution. The parties therefore agree that for purposes of this agreement, the names and identities of any such contacts shall be considered confidential and proprietary information, which shall not be used or disclosed by the other party.

Each party hereby agrees that it will take all reasonable steps necessary to protect from disclosure the trade secrets or confidential or proprietary information of the other party.

The parties further agree to abide by the following additional terms and conditions set forth below:

1. This Agreement is to confirm that each of the named signatories separately and individually, hereby agree that he/she/they will not make any contact with or deal with any person, company, partnership, joint venture, trust, association, or any employee, agency, officer, director, shareholder, beneficiary, or partner thereof introduced by another of the signatories separately or jointly without specific and agreed to permission in writing of the introducing signatory or signatories.

2. This Agreement is for five (5) years from the date above and is to be applied to any and all transactions entertained by the signatories including subsequent, follow-up, repeat or re-negotiated transactions, as well as to the initial transaction regardless of the success of the project. The signatories hereby confirm that identities of any person, company, partnership, joint venture, trust, association, or any employee, agent, officer, director, shareholder, beneficiary, or partner thereof are currently and in the future the property of the introducing signatory or signatories and shall remain so for the duration of this Agreement.

         Notwithstanding the five (5) year duration of this Agreement, neither party shall have the power or authority to disclose at any time the trade secrets of the other party. Neither party shall disclose the trade secrets of the other bother during the course of this Agreement and following the expiration of this Agreement.

3. The parties agree that they will protect and not disclose either directly or indirectly, any confidential information disclosed by the other without the prior express, written consent of the furnishing party. For the purpose of this agreement, "CONFIDENTIAL INFORMATION" shall include, but is not limited to any and all disclosures made by each to the other concerning facts; figures; contracts; contacts; names or availability of buyers or sellers or names of

                          Initials:1._______2._______

                                  EXHIBIT "A"

                              Page 3 of 5 Inclusive

agents of available buyers or sellers, descriptions, addresses, employees' names, telephone, telex, and/or facsimile numbers, or other means of access thereto; bank information, codes, or references; borrowers and lenders; and businesses, trusts, corporations, groups, individuals, partners, brokers, and/or any such other information either directly or indirectly introduced or made known by any party hereto. Such confidential information is the property and the business secrets of the party who provides, introduces or makes known such confidential information to the other party. The signatories agree that they will not in any manner solicit or accept any business from sources that are made known to them by another party without the express permission of the party who made the source available.

4. In the event of a violation or alleged violation of this Agreement, either party hereto may bring suit in a court of competent jurisdiction to determine the existence of a violation, enjoin a violation, or to recover damages, including all court costs, expert witness fees and reasonable attorneys' fees.

5. It is also understood that a signatory cannot be considered or adjudged to be in violation of this Agreement when the alleged violation is involuntary due to situations beyond his/her/their control; some evident examples being acts of God, civil disturbances, theft or prior provable knowledge or possession of information regarding business activities.

6. This document shall be considered to include not only the parties hereto, but their division(s), subsidiary(ies), officer(s), director(s), employee(s), consultant(s), principal(s), agent(s), associate(s), business relation(s), personal representative(s), family member(s), assignee(s), heir(s) and all other persons or other entities wherever the context requires and admits.

7. The signatories of this document agree that no effort shall be made to circumvent this Agreement or the agreed to terms hereof in an effort to gain fees, commissions, remunerations to benefit one or more of the signatories of this Agreement while excluding equal or agreed to benefit to any other of the signatories of this document.

8. It is understood that this Agreement is a reciprocal bi-lateral agreement between the signatories concerning their privileged information and contracts.

9. Full disclosure of business dealings and arrangements or agreements or fees, commissions, remunerations or considerations between introduced parties and one or more of the signatories shall be understood and adhered to as a principal of this Agreement.

10. Each party hereto acknowledges that the other has other interests and business, and that association is a non-exclusive association, and only related to the commerce herein.

                          Initials:1._______2._______

                                  EXHIBIT "A"

                              Page 4 of 5 Inclusive

11. This Agreement together with any Exhibit(s) attached hereto, incorporated herein or referenced, contains the entire Agreement of the parties hereto and no prior written or oral negotiations, representations, inducements, promises, or agreements between them regarding the subject of this Agreement not embodied herein shall be of any force or effect. No express or implied warranties, covenants, or representations have been made concerning the subject matter of this Agreement unless expressly stated herein.

12. This Agreement may not be superseded and none of the terms of this Agreement can be waived or modified except by an express written agreement signed by all parties hereto. Any oral representations or modifications concerning this Agreement shall be of no force and effect unless contained in a subsequent written modification signed by all parties.

13. This Agreement shall be construed and regulated and its validity and effect shall be determined by the laws and regulations of the State of California, County of Los Angeles. Any Party hereto residing or domiciled in any foreign or alien jurisdiction outside of the agreed upon venue of competent jurisdiction hereinabove hereby expressly waives any and all right to venue of competent jurisdiction within such foreign or alien venue of domicile or residence.

14. The failure of any party to enforce any provision of this Agreement shall not be construed as waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights and remedies granted all parties herein are cumulative and the election of one shall not constitute a waiver of such party's rights to assert all other legal remedies available under the circumstances.

15. The captions, subject, section, and paragraph headings in this Agreement are included for convenience and reference and do not form a part hereof and do not in any way codify, interpret or construe the intent of the parties or affect the construction or interpretations of any provision of this Agreement.

16. The original of this Agreement and one or more copies hereof have been prepared and may be signed as duplicate originals, and each of the parties hereto may retain an originally signed copy hereof. Each duplicate original shall be deemed an original instrument as against any party who has signed it.

17. If the copy of this Agreement executed by the parties is a facsimile, it shall be deemed the original Agreement, binding and enforceable, until such time that "hard" originals are executed in the presence of the contracting parties. This contract is being transacted and executed via facsimile with the full acknowledgment and agreement of the parties.

                          Initials:1._______2._______

                                  EXHIBIT "A"

                              Page 5 of 5 Inclusive

18. If any clause or provision of this Agreement is struck down or found to be unenforceable by a court of competent jurisdiction, then the same shall be severed from the Agreement, and the remainder of this Agreement shall remain in full force and effect.

19. The parties hereby agree that if at the time that any party to this agreement discloses confidential or proprietary information, which is within the prior knowledge of the party to whom the disclosure is made, then the party to whom the disclosure is made shall immediately notify the disclosing party of its prior knowledge of that information and shall immediately produce documentation, or such evidence as is available, of such prior knowledge.

Agreed and accepted as of the date above.

1.  Kit Bromley & Co., Inc.

By: ___/s/________________________________  Date: July 15, 1999
Name: Christopher S.  Bromley   Title:  Managing Director

2.    Company: Centech Technology Group, Inc.

By: __/s/_________________________________  Date: July 15, 1999
Name: R. Frank Meyer       Title: President